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                                                                    EXHIBIT 99.1



                           CONSENT OF DIRECTOR NOMINEE

To The Titan Corporation:

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of The
Titan Corporation (the "Company") on Form S-4 (File No. 333-      ), and any
amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the merger of V T Acquisition Corp, a wholly owned subsidiary of the Company, with and into AverStar, Inc.

                                         /s/ Michael B. Alexander
                                         ---------------------------------
                                         Michael B. Alexander

Dated:   April 18, 2000